SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                       (Date of earliest event reported):
                                  May 16, 2004



                                    DPL INC.
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             (Exact name of registrant as specified in its charter)



               Ohio                        1-9052               31-1163136
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   (State or other jurisdiction       (Commission File       (I.R.S. Employer
        of incorporation)                 Number)          Identification No.)



            1065 Woodman Drive, Dayton, Ohio                      45432
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        (Address of principal executive offices)                (Zip Code)



               Registrant's telephone number, including area code
                                 (937) 224-6000




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         (Former name or former address, if changed since last report.)

Item 5.     Other Events and Required FD Disclosure

      On May 16, 2004, DPL Inc. (the "Company") announced that (i) Stephen F. Koziar, Jr. retired as Chief Executive Officer, President and director of the Company; (ii) Peter H. Forster resigned from his positions as Chairman of the Board of Directors (the "Board"), director and consultant to the Company and
(iii) Caroline E. Muhlenkamp resigned from her positions as Group Vice President and Interim Chief Financial Officer of the Company.

      Also effective May 16, 2004, the Board elected (i) Robert D. Biggs as non-executive Chairman of the Board; (ii) W August Hillenbrand as non-executive Vice-Chairman of the Board; (iii) James V. Mahoney as Chief Executive Officer and (iv) Pamela G. Holdren as Interim Chief Financial Officer.

      A copy of the press release announcing the retirement, resignations and elections is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      The Company also confirmed that the staff of the Securities and Exchange Commission (the "SEC") has requested that the Company provide certain documents and information on a voluntary basis in connection with the previously disclosed matters raised by a company employee. The Company is cooperating fully with the SEC's requests.


Item 7(c).  Exhibits

99.1        Press Release of DPL Inc., dated as of May 16, 2004.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DPL Inc.

Date:  May 17, 2004

                                            /s/ James V. Mahoney
                                         --------------------------------
                                         Name:  James V. Mahoney
                                         Title: Chief Executive Officer

                                  EXHIBIT LIST


                                                                 Paper (P) or
Exhibit No.       Description                                    Electronic (E)
-----------       -----------                                    --------------

    99.1          Press Release of DPL Inc.,                           E
                  dated as of May 16, 2004.